                                                                  Exhibit 10(xi)







                       UNITED DOMINION REALTY TRUST, INC.
                            EXECUTIVE DEFERRAL PLAN

                                    SUMMARY




                     GENERAL INFORMATION REGARDING THE PLAN

     The United Dominion Realty Trust, Inc. Executive Deferral Plan (the "EDP") is a non-qualified deferred compensation plan for key executives of the Company. Participants may defer a portion of salary or bonuses into the EDP on a pre-tax basis. Participants may direct investment of their deferrals into selected funds, which mirror those provided under the Company's 401(k) and Profit Sharing Plan. The Plan is administered by the 401(k) Committee of the Board of Directors of the Company (the "Committee"). The Board of Directors may amend or terminate the EDP, provided that no amendment may cause a reduction in participants' accounts. If the EDP is terminated, no future contributions may be made to the EDP, but all participant accounts existing at the time of termination will continue to be governed by the terms of the EDP until paid out.